Exhibit 7



                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                              in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
   currency and coin .................                               $ 5,742,986
  Interest-bearing balances ..........                                 1,342,769
Securities:
  Held-to-maturity securities ........                                 1,099,736
  Available-for-sale securities ......                                 3,882,686
Federal funds sold and Securities pur-
  chased under agreements to resell...                                 2,568,530
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................35,019,608
  LESS: Allowance for loan and
    lease losses ..............627,350
  LESS: Allocated transfer risk
    reserve..........................0
  Loans and leases, net of unearned
    income, allowance, and reserve                                    34,392,258
Assets held in trading accounts ......                                 2,521,451
Premises and fixed assets (including
  capitalized leases) ................                                   659,209
Other real estate owned ..............                                    11,992
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                                   226,263
Customers' liability to this bank on
  acceptances outstanding ............                                 1,187,449
Intangible assets ....................                                   781,684
Other assets .........................                                 1,736,574
                                                                     -----------
Total assets .........................                               $56,153,587
                                                                     ===========

LIABILITIES
Deposits:
  In domestic offices ................                               $27,031,362
  Noninterest-bearing ......11,899,507
  Interest-bearing .........15,131,855
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                                13,794,449
  Noninterest-bearing .........590,999
  Interest-bearing .........13,203,450
Federal funds purchased and Securities
  sold under agreements to repurchase.                                 2,338,881
Demand notes issued to the U.S.
  Treasury ...........................                                   173,851
Trading liabilities ..................                                 1,695,216
Other borrowed money:
  With remaining maturity of one year
    or less ..........................                                 1,905,330
  With remaining maturity of more than
    one year through three years......                                         0
  With remaining maturity of more than
    three years ......................                                    25,664
Bank's liability on acceptances exe-
  cuted and outstanding ..............                                 1,195,923
Subordinated notes and debentures ....                                 1,012,940
Other liabilities ....................                                 2,018,960
                                                                     -----------
Total liabilities ....................                                51,192,576
                                                                     -----------

EQUITY CAPITAL
Common stock .........................                                 1,135,284
Surplus ..............................                                   731,319
Undivided profits and capital
  reserves ...........................                                 3,093,726
Net unrealized holding gains
  (losses) on available-for-sale
  securities .........................                                    36,866
Cumulative foreign currency transla-
  tion adjustments ...................                               (   36,184)
                                                                     -----------
Total equity capital .................                                 4,961,011
                                                                     -----------
Total liabilities and equity capital..                               $56,153,587
                                                                     ===========


      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


      Thomas A. Renyi
      Alan R. Griffith       Directors
      J. Carter Bacot